Exhibit 10.26

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between BANC OF AMERICA LEASING AND CAPITAL, LLC (as successor in interest to Fleet Capital Corporation) (the “Assignor”) and BANK OF AMERICA, N.A. (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement identified below (the “Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender and as Administrative Agent under the Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.  Additionally, concurrently herewith Assignee is hereby named as Administrative Agent.

1.	Assignor:	BANC OF AMERICA LEASING AND CAPITAL, LLC (as successor in interest to Fleet Capital Corporation)

2.	Assignee:	BANK OF AMERICA, N.A.

3.	Borrowers:	CHANNELL COMMERCIAL CORPORATION, a Delaware corporation
CHANNELL COMMERCIAL CANADA INC., an Ontario corporation
CHANNELL COMMERCIAL EUROPE LIMITED, a limited liability company organized under the laws of England and Wales
CHANNELL LIMITED, a limited liability company organized under the laws of England and Wales

4.	Administrative Agent:	BANK OF AMERICA, N.A.

5.	Agreement:

Loan and Security Agreement dated as of September 25, 2002, among the Borrowers, the Lenders party thereto, Administrative Agent, BABC Global Finance Inc., fka Fleet Capital Global Finance, successor-in-interest to Fleet Capital Canada Corporation, as Canadian Agent, and Bank of America, N.A., as

successor-in-interest to Fleet National Bank, London U.K. Branch, which traded as FleetBoston Financial, as UK Agent (either as originally executed, or as it may from time to time be supplemented, modified, amended, restated or extended).

6.	Assigned Interest:

Aggregate Amount of Domestic Revolving Credit Commitments for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans

$25,000,000.00	$25,000,000.00	100.00%

Effective Date: November 18, 2005

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

BANC OF AMERICA LEASING AND CAPITAL, LLC (as successor in interest to Fleet Capital Corporation)

By:	/s/ John Tolle
Name: John Tolle
Title: Vice President

ASSIGNEE

BANK OF AMERICA, N.A.

By:	/s/ Matthew R. Van Steenhuyse
Name: Matthew R. Van Steenhuyse
Title: Senior Vice President

Consented to and Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Matthew R. Van Steenhuyse
Name: Matthew R. Van Steenhuyse
Title: Senior Vice President

Acknowledged by and Consented to:

CHANNELL COMMERCIAL CORPORATION,
a Delaware corporation

By:	/s/ William H. Channell, Jr.
Name: William H. Channell, Jr.
Title: President and Chief Executive Officer

CHANNELL COMMERCIAL CANADA INC.,
an Ontario corporation

By:	/s/ William H. Channell, Jr.
Name: William H. Channell, Jr.
Title: President and Chief Executive Officer

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                       Representations and Warranties.

1.1.                              Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                              Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Agreement, (ii) it meets all requirements of an eligible assignee under the Agreement (subject to receipt of such consents as may be required under the Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                       Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.                                       General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and

Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the local laws of the State of New York.